Exhibit 10.46

AMENDMENT TO LICENSE AGREEMENT

THIS AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made as of the 19th day of December, 2008, by and between Artann Laboratories, Inc. (“Artann”), a New Jersey corporation and ProUroCare Medical, Inc. (“ProUroCare”), a Nevada corporation.

RECITALS

A.                                   Artann and ProUroCare entered into a license agreement on July 25, 2008 relating to a prostate mechanical imaging system (“the License Agreement”).

B.                                     The parties now wish to amend the License Agreement as provided herein.

Now, therefore, in consideration of the covenants and agreements set forth herein and for valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Terms used in this Amendment but not defined or redefined in this Amendment have the meanings ascribed thereto in the License Agreement.

ARTICLE II

AMENDMENTS

2.1                                 Effective Date.  The definition of “Effective Date” set forth in Section 1.1 of the License Agreement shall be amended and restated to read in its entirety as follows:

“Effective Date” means December 23, 2008.

2.2                                 Artann.  The reference to Artann as being a Delaware corporation in the introductory paragraph of the License Agreement shall be corrected to refer to Artann as a New Jersey corporation.

2.3                                 Payees.  A new Section 3.11 of the License Agreement shall be added which shall read in its entirety as follows:

3.11 Payees.  It is understood that Armen Sarvazyan (“Sarvazyan”) and Vladamir Egorov (“Egorov”) were significantly involved in development activities associated with the PMI System.  Artann desires that a portion of the payments due it under this Article 3 be made to Sarvazyan and another portion be made to Egorov with the remainder being made to Artann.  ProUroCare hereby agrees to make and shall make each and any such payment due Artann under this Article 3 to Sarvazyan, Egorov and Artann in the percentages specified and directed by Artann pursuant a notice provided pursuant to Section 7.9; provided, however, that the total amount of each such payment to be made by ProUroCare shall remain unchanged.

IN WITNESS THEREOF, the parties, intending to be legally bound, have caused this Amendment to be executed by their duly authorized officers, as of the effective date of this Amendment.

PROUROCARE MEDICAL, INC.		ARTANN LABORATORIES, INC.

By:	/s/ Richard Carlson	By:	/s/ Noune Sarvazyan

(Print or Type Name)		(Print or Type Name)

Title:	CEO	Title:	CEO